SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549

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                                   FORM 8-A/A
                                 AMENDMENT NO. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        SoundView Technology Group, Inc.
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             (Exact name of registrant as specified in its charter)

Delaware                                                              13-3900397
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(State of incorporation or organization)                         (IRS Employer
                                                             Identification No.)



1700 East Putnam Avenue, Old Greenwich, CT                            06870-1321
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(Address of principal executive offices)                              (Zip Code)


        If this form relates to the             If this form relates to the
        registration of a class of              registration of a class of
        securities pursuant to Section          securities pursuant to Section
        12(b) of the Exchange Act and           12(g) of the Exchange Act and
        is effective pursuant to General        is effective pursuant to General
        Instruction A.(c), please check         Instruction A.(d), please check
        the following box.  [ ]                 the following box.  [X]


Securities to be registered pursuant to Section 12(b) of the Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
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                                (Title of Class)

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                  Associated Rights to Purchase Preferred Stock
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                                (Title of Class)


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     SoundView  Technology Group,  Inc., a Delaware  corporation  ("SoundView"), supplements and amends its Registration Statement on Form 8-A (File No. 333-74619), dated July 1, 1999 (the "Registration Statement"), as follows:

ITEM 1.  DESCRIPTION OF SECURITIES TO BE REGISTERED.

     On November 19, 2003, SoundView Technology Group, Inc. ("SoundView") amended (the "Amendment") its Rights Agreement (the "Rights Agreement"), dated as of June 7, 1999, between SoundView (formerly known as Wit Capital Group, Inc.) and the American Stock Transfer & Trust Company. This Amendment, among other things, permitted The Charles Schwab Corporation, a Delaware corporation ("Parent") and Shakespeare Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub") to acquire shares without becoming an Acquiring Person with (a) the approval, execution, delivery or performance of the Agreement and Plan of Merger, dated as of November 18, 2003, among Parent, Merger Sub and SoundView (the "Merger Agreement") and (b) the consummation of offer, merger and other transactions contemplated by the Merger Agreement.

     The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 4.2 hereto and is incorporated herein by reference.

ITEM 2.  EXHIBITS.

 4.1 Rights Agreement, dated as of June 7, 1999, between Wit Capital Group, Inc. and American Stock Transfer & Trust Company, as rights agent (Incorporated by reference to Exhibit 4.1 to the Registration Statement of Form S-1/A (No. 333-74619) of Wit Capital, Inc.).

 4.2 Amendment No. 1 to the Rights Agreement, dated as of November 19, 2003, between SoundView Technology Group, Inc. and American Stock Transfer & Trust Company, as rights agent.

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  November 19, 2003

                                        SOUNDVIEW TECHNOLOGY GROUP, INC.



                                         By: /s/ Mark Loehr
                                             -----------------------------------
                                             Name:  Mark Loehr
                                             Title:  Chief Executive Officer



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                                  EXHIBIT LIST


Exhibit
No.                                  Description
---                                  -----------

4.1 Rights Agreement, dated as of June 7, 1999, between Wit Capital Group, Inc. and American Stock Transfer & Trust Company, as rights agent (Incorporated by reference to Exhibit 4.1 to the Registration Statement of Form S-1/A (No. 333-74619) of Wit Capital, Inc.).

4.2 Amendment No. 1 to the Rights Agreement, dated as of November 19, 2003, between SoundView Technology Group, Inc. and American Stock Transfer & Trust Company, as rights agent.